Exhibit 99.1

PRESS RELEASE

For Immediate Release

Corgenix Announces Diagnostic Test

Development Partnership with Health Diagnostic Laboratory, Inc.

Multi-year collaboration is based on

Corgenix’ proprietary atherosclerotic cardiovascular biomarker technology

DENVER — October 28 — Corgenix Medical Corporation (OTC BB: CONX), a worldwide developer and marketer of diagnostic test kits, has announced a strategic partnership with Health Diagnostic Laboratory, Inc. (HDL, Inc.) for the development of a clinical Laboratory Developed Test (LDT). The LDT would be based on Corgenix’ patented proprietary atherosclerosis biomarker technology for potential use in assessing heart disease risk.

Under terms of the multi-year agreement, HDL, Inc. has the rights to use Corgenix technology to develop, validate and offer a clinical LDT that may assist clinicians in predicting an increased risk for heart disease in various patient populations. The initial term of the agreement is three years, with annual renewals thereafter based on certain performance requirements.

“This strategic partnership continues our path to fully realize the commercial value of our technology,” said Douglass Simpson, President and CEO of Corgenix. “Our company looks forward to this beneficial partnership, which aims to expand the clinical utility of this advanced cardiac disease biomarker.”

“Our partnership with Corgenix fits perfectly with our strategy to develop best-of-breed biomarkers for the most comprehensive risk factor testing for cardiovascular disease and related diseases,” said Tonya Mallory, President and CEO of HDL, Inc.

LDT’s are at the leading edge of the personalized medicine movement, which includes testing that enables targeted pharmacologic treatment for, and prevention of, heart disease, cancer and other diseases.

Corgenix originally licensed the technology in 2002, and has applied this proprietary technology to the FDA-cleared anti-AtherOx® IgG test kit.

About Health Diagnostic Laboratory, Inc.

Founded in 2008, Health Diagnostic Laboratory, Inc. (HDL, Inc.) is a leader in health management offering a comprehensive test menu of biomarkers of risk factors for cardiovascular disease, diabetes, and related diseases. HDL, Inc.’s systematic approach identifies factors contributing to disease and provides a basis for effective treatment, allowing physicians to more effectively manage patients. Individuals receive a personalized overview of their risk factors along with intensive counseling from expert Clinical Health Consultants at no additional cost, improving compliance and enhancing satisfaction. HDL, Inc. is a CLIA-certified, CAP-accredited laboratory. For more information, visit myhdl.com, and make HDL, Inc. part of your digital lifestyle at Facebook.com/myhdl and Twitter.com/hdltweets.

About Corgenix Medical Corporation

Corgenix is a leader in the development and manufacturing of specialized diagnostic kits for immunology disorders, vascular diseases and bone and joint disorders, including the world’s only non-blood-based test for aspirin effect. Corgenix diagnostic products are commercialized for use in clinical laboratories throughout the world. The company currently sells over 50 diagnostic products through a global distribution network and has significant experience in product submissions to the FDA and other worldwide regulatory authorities. Additionally Corgenix contract develops and manufactures products for key medical and life science companies in state-of-the-art facilities in Colorado. The company operates under a Quality Management System that is ISO 13485:2012 certified and compliant with FDA regulations. More information is available at www.corgenix.com (Corporate website) and www.corgenix.net (Contract Services website).

Statements in this press release that are not strictly historical facts are “forward-looking” statements (identified by the words “believe”, “estimate”, “project”, “expect” or similar expressions) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, changes in the regulatory environment, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. The statements in this press release are made as of today, based upon information currently known to management, and the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Company Contact:

Corgenix Medical Corp.

William Critchfield, Senior VP and CFO

Phone: 303-453-8903

Email: wcritchfield@corgenix.com

Media Contact:

Armada Medical Marketing

Dan Snyders, Vice President and Public Relations Supervisor

Phone: 303-623-1190 x230

Email: dan@armadamedical.com